UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14A-12

                                 FIRST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            N/A
            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transactions applies:

            N/A
            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            N/A
            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            N/A
            --------------------------------------------------------------------

      (5)   Total fee paid:

            N/A
            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                              [LOGO FIRST BANCORP]
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171



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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD WEDNESDAY, MAY 3, 2006
--------------------------------------------------------------------------------

To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover) on Wednesday, May 3 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

      1. A proposal to elect eighteen (18) nominees to the Board of Directors to serve until the 2007 annual meeting of shareholders, or until their successors are elected and qualified.

      2. A proposal to ratify the appointment of Elliott Davis, PLLC as the independent registered public accounting firm of the Company for 2006.

      3. Such other business as may properly come before the meeting, or any adjournment thereof.

      Only shareholders of record as of the close of business on March 10, 2006 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request. You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

      Please note that the attached form of proxy includes a request from the Company to indicate whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting.

      The  proxy   statement   accompanying   this  notice  sets  forth  further
information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 2005 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a 2005 Summary Annual Report, which includes a financial overview, the president's letter, and other general information about the Company.


                       By Order of the Board of Directors

                                 Anna G. Hollers
                                    Secretary


March 28, 2006

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with its solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, May 3, 2006 at 3:00 p.m. local time, at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover and please note that the location has changed from previous years), and at any adjournment thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 28, 2006.

      The accompanying proxy is for use at the 2006 Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Most shareholders have a choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free number. Shareholders should refer to the proxy card or the information forwarded by the shareholder's bank, broker or other holder of record to see which voting options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 3:00 a.m. Eastern Daylight Time on May 3, 2006. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken by (i) duly executing a proxy bearing a later date; (ii) executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. Employees will not receive additional compensation for the solicitation of proxies. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their costs for this purpose.

     Only shareholders of record as of the close of business on March 10, 2006 will be entitled to vote at the annual meeting or any adjournment thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 14,270,870. Shareholders are entitled to one vote for each share of the Company's common stock.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The Company knows of no person or group who beneficially owns more than five percent of the outstanding common stock of the Company. The Company's directors, nominees for director, and executive officers as a group own 2,451,755 shares, or 17.18%, of the Company's common stock.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Section 3.02 of the Company's bylaws provides that the number of directors on the Board of Directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the Board of Directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2006 Annual Meeting of Shareholders to be held May 3, 2006, the size of the board has been fixed by the Board of Directors at 18 members.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all 18 of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee listed below is likely to become unavailable. The 18 nominees receiving a plurality of votes cast shall be elected. This means that the 18 nominees with the most votes will be elected. Only votes "FOR" a nominee will affect the outcome.

      The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two days, nor more than seven days, as the chair shall determine, or of such other period of time as is unanimously agreed upon. If cumulative voting applies, the proxyholders may, in their discretion, vote the shares to which such proxies relate on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

     Nominees for election to the Board of Directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and the nominees listed below were selected in that manner. Nominations from the shareholders must be made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

     A copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

     The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her

72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow the Board of Directors to make exceptions to this limitation in connection with mergers or acquisitions. Under the terms of the Company's merger agreement with First Savings Bancorp, Inc., the applicable mandatory retirement age for Mr. Samuels is age 75. Mr. Samuels has now reached age 75 and is retiring at this year's annual meeting of shareholders. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The  following  table sets forth  certain  information  as of December 31,
2005, with respect to the eighteen nominees for election to the Board of Directors, one current director who is not standing for re-election, and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371). Seventeen of the eighteen nominees are current directors, whereas one nominee is a first-time nominee. Each nominee was nominated for election to the Board of Directors by the Nominating and Corporate Governance Committee as described in the section below entitled "Corporate Governance Policies and Procedures - Director Nomination Process." Each nominee has indicated a willingness to serve if elected. The Board of Directors recommends a vote "FOR" the election of these nominees.

                                  TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
                                                                                                 Common Stock
                                                                                            Beneficially Owned (1)
                                            Current Director (D),           Director     ----------------------------
                                               Nominee (N), or             of Company       Number of        Percent
             Name (Age)                     Position with Company             Since           Shares         of Class
------------------------------------  ----------------------------------  -------------  ----------------  ----------
Directors and Nominees
----------------------
James H. Garner (76)                      President and CEO (D) (N)           1995          53,483    (2)       0.37%
Jack D. Briggs (66)                                (D) (N)                    1983         107,088    (3)       0.75%
R. Walton Brown (53)                   Executive Vice President (D) (N)       2003          41,037    (4)       0.29%
H. David Bruton, M.D. (71)                         (D) (N)                    2000         108,788    (5)       0.76%
David L. Burns (67)                                (D) (N)                    1988          75,598    (6)       0.53%
John F. Burns (58)                     Executive Vice President (D) (N)       2000          78,986    (7)       0.55%
Mary Clara Capel (47)                              (D) (N)                    2005           4,891    (8)       0.03%
Goldie H. Wallace-Gainey (59)                      (D) (N)                    1997         255,474    (9)       1.79%
James G. Hudson, Jr. (66)              Executive Vice President (D) (N)       2001          72,959   (10)       0.51%
Jerry L. Ocheltree (46)                  President of First Bank (N)           N/A          14,086   (11)       0.10%
George R. Perkins, Jr. (66)                        (D) (N)                    1996         502,732   (12)       3.52%
Thomas F. Phillips (60)                            (D) (N)                    2000          85,754   (13)       0.60%
William E. Samuels (75)                              (D)                      2000         149,080   (14)       1.04%
Edward T. Taws (71)                                (D) (N)                    1986          32,877   (15)       0.23%
Frederick L. Taylor II (36)                        (D) (N)                    2005          14,942   (16)       0.10%
Virginia C. Thomasson (54)                         (D) (N)                    2000          24,315   (17)       0.17%
A. Jordan Washburn (69)                            (D) (N)                    1995          44,734   (18)       0.31%
Dennis A. Wicker (53)                              (D) (N)                    2001          17,187   (19)       0.12%
John C. Willis (63)                                (D) (N)                    1983         491,623   (20)       3.44%

Non-Director
------------
Executive Officers
------------------
Anna G. Hollers (55)                       Executive Vice President,           n/a          95,425   (21)       0.67%
                                           Chief Operating Officer
                                                and Secretary
Teresa C. Nixon (48)                       Executive Vice President,           n/a          60,322   (22)       0.42%
                                          Chief Lending Officer and
                                       Compliance Officer of First Bank
David G. Grigg (55)                         President of Montgomery            n/a          54,742   (23)       0.38%
                                              Data Services, Inc.
Eric P. Credle (37)                        Senior Vice President and           n/a          25,676   (24)       0.18%
                                            Chief Financial Officer
Timothy S. Maples (45)                     Senior Vice President and           n/a          24,058   (25)       0.17%
                                              Investment Officer
Lee C. McLaurin (43)                  Senior Vice President & Controller       n/a          15,898   (26)       0.11%


---------------------------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2005 or within 60 days after December 31, 2005) granted under the Company's stock option plan.

(2) Mr. Garner's number of shares includes 669 shares held in the Company's 401(k) defined contribution plan, 9,150 shares held jointly with his spouse and exercisable options to purchase 2,653 shares.

(3) Mr. Briggs' number of shares includes 1,330 shares held as custodian for his daughter, 60,459 shares held jointly with his spouse, 1,220 shares held by his spouse and exercisable options to purchase 11,250 shares.

(4) Mr. Brown's number of shares includes 979 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 15,000 shares.

(5) Dr. Bruton's number of shares includes 6,732 shares held by his spouse, 3,374 shares held as custodian in a trust for a minor, and exercisable options to purchase 9,000 shares.

(6) Mr. D. Burns' number of shares includes 35,448 shares held by Mr. Burns' business interests and exercisable options to purchase 13,500 shares.

(7) Mr. J. Burns' number of shares includes 3,003 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 10,625 shares.

(8) Ms. Capel's number of shares includes exercisable options to purchase 2,250 shares.

(9) Mrs. Wallace-Gainey's number of shares includes 1,075 shares held by her spouse, 35 shares held as custodian by her spouse for a minor, and exercisable options to purchase 20,250 shares.

(10) Mr. Hudson's number of shares includes 2,506 shares held by his spouse, 2,154 shares held in the Company's 401(k) defined contribution plan, and exercisable options to purchase 5,000 shares.

(11) Mr. Ocheltree's number of shares includes 3,868 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 5,250 shares.

(12) Mr. Perkins' number of shares includes exercisable options to purchase 22,500 shares.

(13) Mr. Phillips' number of shares includes 1,965 shares held by his spouse, 186 shares jointly owned with a relative, and exercisable options to purchase 11,250 shares.

(14) Mr. Samuels' number of shares includes 33,663 shares held by his spouse and exercisable options to purchase 11,250 shares.

(15) Mr. Taws' number of shares includes 8,677 shares held by his spouse and exercisable options to purchase 20,550 shares.

(16) Mr. Taylor's number of shares includes exercisable options to purchase 2,250 shares.

(17) Mrs. Thomasson's number of shares includes exercisable options to purchase 16,515 shares.

(18) Mr. Washburn's number of shares includes exercisable options to purchase 9,000 shares.

(19) Mr. Wicker's number of shares includes exercisable options to purchase 11,250 shares.

(20) Mr. Willis' number of shares includes 276,591 shares held by his spouse and exercisable options to purchase 22,500 shares.

(21) Ms. Hollers' number of shares includes 1,589 shares held jointly with her daughters, 16,845 shares held in the Company's 401(k) defined contribution plan, 3,075 shares held by her spouse and exercisable options to purchase 21,150 shares.

(22) Ms. Nixon's number of shares includes 12,838 shares held in the Company's 401(k) defined contribution plan, 2,827 shares held by Ms. Nixon's business interests, 37 shares held in trust for a minor, and exercisable options to purchase 29,301 shares.

(23) Mr. Grigg's number of shares includes 275 shares held jointly with his daughters, 137 shares held jointly with his son, 10,105 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 15,870 shares.

(24) Mr. Credle's number of shares includes 2,388 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 20,851 shares.

(25) Mr. Maples' number of shares includes 458 shares held in the Company's 401(k) defined contribution plan.

(26) Mr. McLaurin's number of shares includes 598 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 10,800 shares.

-------------------------

Directors and Nominees

     James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. As part of the Company's succession planning, he was replaced as President of First Bank in 2005. He continues to serve as First Bank's Chief Executive Officer and the President and Chief Executive Officer of the Company. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

     Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., Carter Funeral Home, Inc., Mountain View of Denton, Inc. and secretary of Piedmont Funeral Home. Mr. Briggs has been in the funeral director business since 1970. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

     R. Walton Brown was the chairman of the Board of Directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors from 1979 until January 2003, and now serves as Executive Vice President of First Bank.

     H. David Bruton, M.D. is a retired physician and served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     David L. Burns is the chairman of the Board of Directors. Since 1983, Mr. Burns has served as president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

     John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He has been employed as an Executive Vice President of the Company and First Bank since 2000.

     Mary Clara Capel is a member of senior management as the director of administration at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina, where she has been employed since 1981, including six years in her current position. Ms. Capel has been a director of the Company and First Bank since 2005.

     Goldie H. Wallace-Gainey is a private investor in the Company and other business interests. Ms. Wallace-Gainey has been a director of the Company and First Bank since 1997.

     James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of the May 2001 Century Bancorp acquisition by the Company and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He has been employed as an Executive Vice President of First Bank since 2001.

     Jerry L. Ocheltree was named the President of First Bank, the Company's banking subsidiary, in September 2005. Mr. Ocheltree joined First Bank in 1998, serving as a Senior Vice President - Regional Executive until his election as President. Mr. Ocheltree is a first time nominee for the Board of Directors of the Company and has served as a director of First Bank since his appointment as President. Mr. Garner recommended Mr. Ocheltree to the Nominating and Corporate Governance Committee of the Company for consideration as a board member.

     George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

     Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

     Frederick L. Taylor II is a vice-president of Troy Lumber Company, located in Troy, North Carolina where he has been employed since 1992. Mr. Taylor has been a director of the Company and First Bank since 2005.

     Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina, where she has been a partner since 1988. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

     Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker is a member of the board of directors of Coca-Cola Bottling Company Consolidated and Air T, Inc. Mr. Wicker has been a director of the Company and First Bank since 2001.

     John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

     In addition to Mr. Garner, Mr. Brown, Mr. J. Burns, and Mr. Ocheltree, the executive officers of the Company are as follows:

     Anna G. Hollers is Executive Vice President, Chief Operating Officer, and Secretary of the Company and Executive Vice President, Chief Operating Officer, and Secretary of First Bank. Ms. Hollers has served as Secretary of the Company and First Bank since 1983, as Executive Vice President of the Company and First Bank since 1994, and was named Chief Operating Officer in 2005. She has been employed by the Company since 1983 and by First

Bank since 1972.

     Teresa C. Nixon is Executive Vice President, Chief Lending Officer, Branch and Loan Administrator, and the Compliance Officer of First Bank. She has served in these same or similar capacities for over five years. She has been employed by First Bank since 1989.

     David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

     Eric P. Credle is Senior Vice President and has served as the Chief Financial Officer of the Company and First Bank since joining the Company in 1997.

     Timothy S. Maples is Senior Vice President and Assistant Secretary of the Company and First Bank and Investment Officer of First Bank. He has served in his capacity as Senior Vice President of the Company and First Bank and Investment Officer of First Bank since joining the Company in 2000. He has served as Assistant Secretary of the Company and First Bank since 2005. He was the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

     Lee C. McLaurin is Senior Vice President and has served as the Controller of the Company and First Bank since joining the Company in 1987.


BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

     The Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, the Board of
Directors may establish other committees from time to time for specific purposes.


Executive Committee

     The Executive Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except those duties and authorities exclusively reserved to the Board of Directors by the Company's bylaws or by statute. The 2005 members of the Committee were Mr. Briggs, Mr. Brown, Mr. D. Burns-Chairman, Mr. J. Burns, Mr. Garner, Mr. Perkins, Mr. Phillips, Mr. Samuels, Mr. Taws, Mr. Washburn and Mr. Willis. Mr. Jesse S. Capel, a former director of the Company who retired from the Board of Directors on May 5, 2005, also served on the Executive Committee in 2005 until his retirement. The Executive Committee held 12 meetings during 2005.

 Audit Committee

     The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the Board of Directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2005 members of the Audit Committee were Mr. Briggs, Dr. Bruton, Mr. D. Burns-Chairman, Mr. Capel (until his May 5, 2005 retirement from the Board), Ms. Wallace-Gainey, Mr. Phillips, Ms. Thomasson, Mr. Wicker, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers ("NASD") and the Securities Exchange Act. The Audit Committee held 13 meetings during 2005. The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations. The Audit Committee reviews and ratifies its charter on an annual basis. The Audit Committee charter was attached as an exhibit to the 2004 proxy statement, and there have been no changes to the charter since that time.

Compensation Committee

     The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the

Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2005 members of the Committee were Mr. Briggs, Mr. D. Burns-Chairman, Mr. Capel (until his May 5, 2005 retirement from the Board), Mr. Phillips, Ms. Thomasson, Mr. Washburn, and Mr. Wicker, each of whom is independent, as defined by the NASD. The Compensation Committee held nine meetings during 2005.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for i) identifying qualified individuals to become Board members, ii) determining the composition of the Board and its committees, and iii) developing and implementing the Company's corporate governance guidelines. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section "Nominations For Director" above. The section below entitled "Corporate Governance Policies and Practices - Director Nomination Process" describes the process utilized by the Nominating and Corporate Governance Committee for identifying and evaluating candidates to be nominated as directors. The Nominating and Corporate Governance Committee reviews and ratifies its charter on an annual basis, and it is available on the Company's website at www.firstbancorp.com under the tab "Investor Relations." The 2005 members of the Committee were Mr. D. Burns - Chairman, Mr. Capel (until his May 5, 2005 retirement from the Board), Mr. Phillips, Ms. Thomasson, Mr. Washburn and Mr. Wicker, each of whom is independent, as defined by the NASD. The Nominating and Corporate Governance Committee held one meeting during 2005.

Attendance

     The Board of Directors held 15 meetings during 2005. In 2005, all of the directors and nominees for re-election, except for Mr. Perkins who attended 6 of 12 Executive Committee meetings and 12 of 15 Board of Directors meetings and Ms. Wallace-Gainey who attended 9 of 15 Audit Committee meetings and 11 of 15 Board of Director meetings, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees described above on which they served during the period they were directors and members of such committees.


CORPORATE GOVERNANCE POLICIES AND PRACTICES

     The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the board and management with those of the Company's shareholders, and promote the highest ethical conduct among the Company's directors and employees. Highlights of the Company's corporate governance policies, practices and procedures are described below.

Director Independence

     The Board of Directors believes that a substantial majority of the board should consist of directors who are independent under rules set forth by NASD. The Board of Directors makes an annual determination regarding the independence of each of the Company's directors. The board last made these determinations for each member of the board in February 2006, based on the review of director questionnaires designed to elicit information regarding independence. The Board of Directors has determined that 12 of its 18 current directors are independent as contemplated by NASD. The six individuals who are not independent are Mr. Brown, Mr. J. Burns, Mr. Garner, Mr. Hudson, Mr. Perkins, and Mr. Samuels. Each of the directors who are not independent, except Mr. Perkins, is a current or former employee of the Company. Mr. Perkins is not considered independent under NASD criteria due to a transaction between a business interest of his and the Company that occurred in 2004. Mr. Ocheltree, a nominee for the Board of Directors, is not independent due to his status as a current employee of the Company.

Annual Director Re-Election

     Since the Company's inception, its bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders' meeting. The Board of Directors believes that this policy makes it easier for shareholders to hold directors more directly accountable for corporate performance compared to the staggered-board structure in use at many public companies, which permits directors to hold their positions for several years.

Separation of the Offices of Chairman and Chief Executive Officer

     The Board of Directors believes that one of its main purposes is to protect shareholders' interests by providing independent oversight of management, including the Chief Executive Officer. Although not required by the Company's bylaws, the Board of Directors has historically believed, and continues to believe, that this objective is facilitated by having an independent director serve as Chairman, thereby separating the offices of Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board is responsible for approving meeting schedules and agendas, as well as acting as a liaison between the Chief Executive Officer and the independent directors.

Executive Sessions

     The Board of Directors has adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discuss strategic or other key issues regarding the Company. Two of these executive sessions were held in 2005.

Director Nomination Process

     The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the board the individuals for nomination as members of the board. The goal of the Nominating and Corporate Governance Committee is to create a board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Nominating and Corporate Governance Committee's evaluation of director candidates includes an assessment of issues and factors regarding an individual's familiarity with the Company's geographic market area, independence as defined by the various regulatory authorities, business experience, accounting and financial expertise, diversity, and awareness of the Company's responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Nominating and Corporate Governance Committee also takes into consideration the Board's established policies relating to the Board's retirement policy and the ability of directors to devote adequate time to board and committee matters. When the Nominating and Corporate Governance Committee is considering current board members for nomination for reelection, the Committee also considers prior board contributions and performance, as well as meeting attendance records.

     The Nominating and Corporate Governance Committee may seek the input of the other members of the Board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee will consider recommendations by Company shareholders of qualified director candidates for possible nomination to the board. Shareholders may recommend qualified director candidates by writing to the Company's Corporate Secretary, at 341 North Main Street, Troy, North Carolina 27371. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

     In addition, the Company's bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice time-frame requirements described under the section entitled "Nominations for Director" above.

Stock Ownership Requirements

     The Company's Board of Directors has adopted a common stock ownership policy for members of the board. This policy requires that any candidate for the Board of Directors must either own, or commit to acquire, common stock of the Company with a monetary value of at least $50,000. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board's interest with those of the shareholders.

Mandatory Retirement

     The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for the Board to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

Communications with Directors

     The Board of Directors believes that it is important that a direct and open line of communication exist between the Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company's directors may send a letter to the following address:

     First Bancorp Board of Directors
     PO Box 417
     Troy, North Carolina   27371

     In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters, may contact the Audit Committee by writing to the following address:

     First Bancorp Audit Committee
     PO Box 417
     Troy, North Carolina   27371

     All such communications will be forwarded to the appropriate party as soon as practicable without being screened.

Annual Meeting Policy

     Directors  are  expected  to  attend  the  Company's   annual   meeting  of
shareholders. All current members of the Board attended the Company's 2005 annual meeting of shareholders.

Cumulative Voting

     The Company's bylaws provide for the availability of "cumulative voting" in the election of directors. Under cumulative voting, each shareholder calculates the number of votes available to such shareholder by multiplying the number of votes to which his or her shares are normally entitled by the number of directors for whom the shareholder is entitled to vote. The shareholder can then cast the product of the multiplication for a single candidate or can distribute it in any manner among any number of candidates. For example, if 18 directors are to be elected, a shareholder who owns 1,000 shares with one vote per share will have 18,000 votes. This shareholder can cast all of these votes for one candidate, or 1,000 for 18 candidates, or 6,000 for each of three candidates, or any other mathematically possible combination.

     The  purpose of  cumulative  voting is to  preserve  the right of  minority shareholders, or a group of shareholders acting together, to obtain representation on the Board of Directors that is roughly proportional to their ownership interest in the corporation. The Company's Board of Directors believes that the minority representation guaranteed by cumulative voting is an appropriate feature of corporate democracy and is not likely to cause harmful factionalism on the board.

     Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. See the third paragraph under Proposal 1 above for additional information regarding cumulative voting.

Code of Conduct

     The Board of Directors has adopted a Code of Conduct that applies to the Company's directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct is available, without charge, upon written request to the following address: First Bancorp, Attention: Anna Hollers - Corporate Secretary, PO Box 508, Troy, North Carolina 27371, or by sending an e-mail to Ms. Hollers at ahollers@firstbancorp.com.

COMPENSATION OF DIRECTORS

     In January 2004, the Company engaged an outside consultant to evaluate the level of the Company's director compensation. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's director compensation arrangements were competitive within both the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. Based on this evaluation, the Company set its monthly retainer at $500, and the fee for each board meeting attended at $250. Normally, meetings are held monthly. Such directors who served on the Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, or Compensation Committee received $250 for each committee meeting attended. The Company's director fee structure remained unchanged in 2005.

     Additionally, in 2005, the Board of Directors of the Company appointed an Executive Search Committee, comprised of eight members of the Board of Directors, to address management succession at the Company and the Bank. This Committee met nine times in 2005, and members received $250 for each meeting attended.

     In 2005, directors of the Company were also compensated $250 for each meeting attended for their service as directors on the boards of the Company's subsidiaries. All directors of the Company are also directors of First Bank, the Company's principal subsidiary. Various combinations of six to ten directors of the Company serve on the boards of Montgomery Data Services and First Bancorp Financial Services, subsidiaries of the Company, and First Bank Insurance Services, a subsidiary of First Bank. The boards of First Bank and Montgomery Data Services normally meet on a monthly basis, whereas the First Bank Insurance Services board normally meets on a quarterly basis. In 2006, the board of First Bancorp Financial Services has determined that it is necessary to meet only one time each year unless circumstances change.

     Non-employee directors of the Company also participate in the Company's stock option plan. In June 2005, each non-employee director of the Company received an option to acquire 2,250 shares of the Company's common stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. It is the intent of the Board of Directors that similar grants be made in June of each year to non-employee directors. At December 31, 2005, the fourteen directors who were not employees of the Company held aggregate options to purchase 183,315 shares at exercise prices ranging from $6.56 to $22.12.

     In January 2006, the Company engaged an outside consultant to evaluate the level of the Company's director compensation. Based on the consultant's evaluation, the Board of Directors elected to increase the monthly retainer from $500 to $600 per month. The other components of director compensation were not changed.

     In addition to the compensation described above, the Company provides one of its directors, Mr. Washburn, with approximately 100 square feet of office space, which Mr. Washburn uses primarily in connection with his work with various charitable organizations.

     In addition to the compensation they receive for service as directors, there are four board members and one nominee who are also employees of the Company. The directors are Mr. Brown, Mr. J. Burns, Mr. Garner, and Mr. Hudson, and the nominee is Mr. Ocheltree. Compensation for Mr. Garner and Mr. Ocheltree, who are executive officers of the Company, is disclosed in the following section entitled "Compensation of Executive Officers." Mr. Brown, Mr. Burns and Mr. Hudson each have employment agreements with the Company that are consistent with those described in the section below entitled "Compensation Of Executive Officers - Employment Contracts and Change in Control Agreements," except that Mr. Hudson's contract was amended in 2005 to reduce the number of hours he is required to work each week from 40 hours to 20. Additionally, Mr. Hudson's amended contract does not have automatic renewal provisions and expires in May 2008. In 2005, Mr. Brown received cash compensation (salary and bonus) of $195,790 for his service as an employee, and the Company paid club memberships totaling $872 on his behalf. In 2005, Mr. Burns received cash compensation (salary and bonus) of $232,105 for his service as an employee. As noted above, in May 2005, Mr. Hudson and the Company amended his existing employment contract to reduce his work week from 40 hours to 20 hours and adjusted his compensation downward. His total cash compensation (salary and bonus) for 2005 for his service as an employee was $117,770, and the Company paid club memberships totaling $2,520 on his behalf.


COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2005, 2004 and 2003 to (i) the chief executive officer of the Company and
(ii) the Company's four most highly compensated executive officers other than the chief executive officer.

                                              SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                             ------------------------------------------
                            Annual Compensation                        Awards                Payouts
                 ------------------------------------------  ---------------------------  -------------
   (a), (b)           (c)           (d)            (e)           (f)            (g)            (h)           (i)
                                                  Other                     Securities                       All
     Name,                                       Annual       Restricted    Underlying                      Other
   Principal                                     Compen-        Stock        Options/         LTIP         Compen-
   Position         Salary       Bonus (1)     sation (2)     Award (s)        SARs          Payouts      sation (3)
   and Year           ($)           ($)            ($)           ($)          (# sh)           ($)           ($)
---------------  -------------  ------------  -------------  ------------  -------------  -------------  ------------

James H. Garner, President and Chief Executive Officer of the Company
     2005             $290,000     $ 209,200    $     --       $  --            --          $     --      $ 271,470
     2004              275,000       201,137          --          --            --                --         66,090
     2003              260,000       195,310          --          --            --                --         31,418
Jerry L. Ocheltree, President of First Bank
     2005             $181,456     $  89,250    $  2,910       $  --            --          $     --      $  12,618
Anna G. Hollers, Executive Vice President, Chief Operating Officer, and Secretary
     2005             $223,489     $ 105,000    $     --       $  --            --          $     --      $  25,250
     2004              202,740        87,000          --          --         9,001                --         24,208
     2003              186,000        73,000          --          --            --                --         19,123
Teresa C. Nixon, Executive Vice President, Chief Lending Officer, and Compliance Officer
     2005             $213,858     $ 102,000    $    591       $  --            --          $     --      $  12,220
     2004              196,200        87,000         694          --         9,001                --         11,562
     2003              180,000        73,000         693          --            --                --         10,687
Eric P. Credle, Senior Vice President and Chief Financial Officer
     2005             $180,000     $  75,000    $     --       $  --            --          $     --      $  10,500
     2004              165,000        65,000          --          --         3,001                --          9,802
     2003              150,000        60,000          --          --            --                --          7,412


------------------
Notes:
(1) The amounts in this column represent actual incentive cash bonuses accrued during the year indicated.

(2) Other Annual Compensation for Mr. Ocheltree and Ms. Nixon consists of club membership dues.

(3) The amounts in this column relate to four items: (1) Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees, (2) the value of certain life insurance provided for the indicated executives, based on the term insurance value of such payments as calculated under IRS Table 2001 pursuant to IRS Notice 2002-8, (3) fees earned for service as a director of the Company, or its subsidiaries, and committees thereof, and (4) for Mr. Garner i) the vested value of policy premiums under the Company's Long Term Care Insurance Plan ($31,778 in 2004 and $68,640 in 2005), ii) the present value of a $100,000 death benefit that was granted to Mr. Garner in 2005 ($67,700 in 2005 only), and iii) the present value of the cost of Medicare supplements for Mr. Garner and his spouse for the rest of their lives, which the Company granted in 2005 ($101,000 in 2005 only). The following table presents the amounts of those items:

                                Defined     Split-Dollar    Director/
                             Contribution     Insurance     Committee
                                 Plan           Plan           Fees          Other
                             ------------   ------------   ------------   ------------
James H. Garner       2005   $     10,500   $         --   $     23,630   $    237,340
                      2004          9,750          1,652         22,910         31,778
                      2003          9,000          3,018         19,400             --
Jerry L. Ocheltree    2005          9,668             --          2,950             --
Anna G. Hollers       2005         10,500             --         14,750             --
                      2004          9,750            208         14,250             --
                      2003          7,403            320         11,400             --
Teresa C. Nixon       2005         10,500             --          1,720             --
                      2004          9,750             92          1,720             --
                      2003          9,000            167          1,520             --
Eric P. Credle        2005         10,500             --             --             --
                      2004          9,750             52             --             --
                      2003          7,313             99             --             --

Option/SAR Grants in Last Fiscal Year

     There were no options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     Set forth below is information concerning the exercise of stock options during the year ended December 31, 2005 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised                In-the-Money
                            Shares                          Options/SARs at                  Options/SARs at
                           Acquired                      Fiscal Year End (# sh)            Fiscal Year End ($)
                          on Exercise      Value     -------------------------------  ------------------------------
         Name               (# sh)       Realized     Exercisable     Unexercisable    Exercisable    Unexercisable
---------------------    -------------  -----------  -------------   ---------------  -------------  ---------------
James H. Garner              9,347        $125,016        2,654              --        $  22,838         $    --
Jerry L. Ocheltree              --              --        4,800             450            8,699           2,175
Anna G. Hollers              6,600          58,482       19,651           1,500           69,011           7,250
Teresa C. Nixon              4,000          60,188       29,301           1,200          172,394           5,800
Eric P. Credle                  --              --       20,851           3,000          103,784          14,499


Long-Term Incentive Plan (LTIP) Awards

     There were no LTIP awards granted to the executive officers listed in the Summary Compensation Table during 2005.

Defined Benefit Plans

     Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan.


                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                            UNDER THE RETIREMENT PLAN
     Final
    Average
     Annual                              Years of Service
  Compensation        15           20           25           30            35
  ------------    ---------    ---------    ---------     ---------    ---------

  $  100,000      $  16,000    $  21,300    $  26,700     $  32,000    $  37,300
     150,000         26,500       35,300       44,200        53,000       61,800
     200,000         37,000       49,300       61,700        74,000       86,300
     250,000         41,200       54,900       68,700        82,400       96,100
     300,000         41,200       54,900       68,700        82,400       96,100
     350,000         41,200       54,900       68,700        82,400       96,100
     400,000         41,200       54,900       68,700        82,400       96,100
     450,000         41,200       54,900       68,700        82,400       96,100

     Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The benefits listed above are not subject to any deduction for Social Security or other offset amounts. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 37 years; Mr. Ocheltree, 8 years, Ms. Hollers, 33 years; Ms. Nixon, 17 years; and Mr. Credle, 8 years.

     Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP. Benefits shown in the table are prior to deductions for 50% of social security benefits and all benefits paid under the retirement plan.


                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              Final
             Average                       Years of Service
              Annual          ----------------------------------------
           Compensation           10             15         20 or more
           ------------       ----------     ---------     -----------

           $  100,000         $   30,000     $  45,000     $    60,000
              150,000             45,000        67,500          90,000
              200,000             60,000        90,000         120,000
              250,000             75,000       112,500         150,000
              300,000             90,000       135,000         180,000
              350,000            105,000       157,500         210,000
              400,000            120,000       180,000         240,000
              450,000            135,000       202,500         270,000

     Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. As noted above, benefits shown in the table are prior to deductions for 50% of social security benefits and all benefits paid under the retirement plan. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Mr. Ocheltree, 8 years; Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 17 years; and Mr. Credle, 8 years.

      Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Annual Compensation times 65%.

Employment Contracts and Change in Control Agreements

     The Company has entered into employment agreements with 25 of its senior officers, including each officer currently serving as an executive officer.

     The employment agreements have two to three year terms that extend automatically for an additional year on each anniversary of the date of the agreement, unless either party gives the other written notice on or prior to such anniversary date that the extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

     The employment agreements provide the Company the right to terminate the officer's employment "for cause" with no further accrual of compensation or benefits if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) has been convicted of a felony or other serious crime.

     In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

     The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business that is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company for cause or voluntary employee termination is one year and for termination by the Company other than for cause is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

     The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than for cause), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for each of the officers listed in the Summary Compensation Table above is 2.9. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

     In addition to the employment agreement change in control provisions discussed above, all memoranda of options granted under the Company's 1994 Stock Option Plan and 2004 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The 2005 members of the Compensation Committee were Mr. Briggs, Mr. Burns, Mr. Capel (until his May 5, 2005 retirement from the Board), Mr. Phillips, Ms. Thomasson, Mr. Washburn and Mr. Wicker. None of these members has ever been an officer or employee of the Company. There are no Compensation Committee interlocks, as described in SEC regulations, among the Company's executive officers and directors.


REPORT OF THE COMPENSATION COMMITTEE

     The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

     In applying this philosophy, the Company's Compensation Committee, comprised entirely of independent directors, develops compensation recommendations to be considered by the entire Board of Directors. The Compensation Committee recommends the compensation plan for the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving
(i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. Prior to 2004, the Compensation Committee delegated to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. In 2004, the Compensation Committee increased its role by reviewing and formally approving the recommendations of the Company's Chief Executive Officer as they relate to the compensation levels of the Company's other executive officers. In determining appropriate compensation levels, both the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) consider the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the Board of Directors. Periodically, as discussed below, the Compensation Committee engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

     In January 2004, the Compensation Committee engaged an outside consultant to evaluate the compensation of the Chief Executive Officer and each other executive officer. The consultant met with the Compensation Committee in January 2004, where he presented the Committee with his assessment of the compensation arrangements for each of the Company's executive officers for 2003. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's compensation arrangements were competitive within the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance." The results of this evaluation were used by the Compensation Committee in recommending compensation levels for the Company's executive officers for 2004. In 2005, normal increases were added to the 2004 amounts to arrive at the 2005 compensation levels.

     Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

         o  base salary;

         o annual incentive bonus (linked directly to corporate earnings and/or individual performance);

         o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

         o  benefit plans for executive officers.

     Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used in developing the appropriate levels of base salaries for executive officers.

     Annual Incentive Bonus. For the Company's executive officers, including the Chief Executive Officer, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to each executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

     For 2005, as in prior years, the Committee set the Chief Executive Officer's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2005, 2004 and 2003 was 1% of consolidated net income.

     For the other executive officers, the 2005 annual incentive bonus target was based on a combination of (i) a percentage, as determined by the Chief Executive Officer, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the Chief Executive Officer, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets.

      In 2005, the Company did not meet the earning targets set by the Board of Directors at the beginning of the year. However, the Company did meet revised earnings targets that the Board of Directors approved at a meeting held on October 25, 2005. At this meeting, the Compensation Committee determined the financial impact of a contingency tax loss accrual and certain unanticipated expenses would be excluded from the Company's financial results for the purposes of paying bonuses under the Company's annual incentive plan. Based upon successfully achieving the revised earnings targets, the salary-based portion of the 2005 incentive bonus for executive officers other than the Chief Executive Officer ranged from 25% to 49% of the respective base salaries. Based on the 1% of net income formula discussed above (as adjusted), the Chief Executive Officer's incentive bonus amounted to 72% of his base salary.

     Long-Term Equity Participation. For the Company's CEO and other executive officers and key employees, stock options may be granted each year at the discretion of the Board of Directors. Although no formal system is employed in determining the number of options granted, either in the aggregate or to any one individual, the Board considers the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an ongoing component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance. The Compensation Committee did not believe that any of these conditions existed in 2005, and thus no options were granted to the Company's executive officers.

     Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides executive officers with the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan. Until mid-2004, executive officers also participated in a Split-Dollar Insurance Plan. However, due to changes in federal regulations, the Company terminated the Split-Dollar Insurance Plan in 2004.

     In 2004, the Company adopted the First Bancorp Long Term Care Insurance Plan ("Long Term Care Plan"). This plan is intended to provide for the payment of insurance premiums for a long term care insurance policy and the delivery of long term care benefits under the terms of such a policy for such employees that the Compensation Committee directs. Mr. Garner is currently the only participant in the Long Term Care Plan. In 2004, a long term care insurance policy was obtained for his benefit. The policy calls for 10 annual payments of $22,880 per year. Mr. Garner's right to have policy premiums paid by the Company vests as follows: Upon the completion of one year of service (as defined in the Long Term Care Plan), the Company is obligated to pay one-third of the aggregate policy premiums; upon the completion of two years of service, the Company is obligated to pay two-thirds of the aggregate policy premiums; upon the completion of three years of service, the Company is obligated to pay 100% of the aggregate Policy premiums. However, upon the occurrence of disability of Mr. Garner (as defined in the Long Term Care Plan), Mr. Garner's right to have 100% of the aggregate policy premiums paid by the Company becomes fully vested.

     Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as fourteen other senior officers of First Bank. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements."

     The above is a summary of current practice regarding Chief Executive Officer and executive officer compensation matters considered by the
Compensation Committee. Because Chief Executive Officer and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy that addresses the deductibility for income tax purposes of "qualified compensation" under that code section.


     RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
     THE BOARD OF DIRECTORS:

           Jack D. Briggs                     Virginia C. Thomasson
           David L. Burns, Chairman           A. Jordan Washburn
           Thomas F. Phillips                 Dennis A. Wicker

                         SHAREHOLDER RETURN PERFORMANCE

     The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 2000 and ending December 31, 2005, with the cumulative total return of the Russell 2000 Index (reflecting overall stock market performance of small-capitalization companies), and an index of banks with between $1 billion and $5 billion in assets, as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 2000 in each of the Company's common stock, the Russell 2000 Index, and the SNL Bank Index, and that all dividends were reinvested.


                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2005

                                [GRAPH OMITTED]]

                                          Total Return Index Values (1)
                                                  December 31,
                           ---------------------------------------------------------
                             2000      2001      2002      2003      2004      2005
                           -------   -------   -------   -------   -------   -------
First Bancorp              $100.00   $148.75   $160.85   $220.78   $296.65   $227.48
Russell 2000                100.00    102.49     81.49    120.00    142.00    148.46
Index-Banks between $1
  billion and $5 billion    100.00    121.50    140.26    190.73    235.40    231.38


Notes:

(1) Total return indices were provided from an independent source, SNL Securities LP, Charlottesville, Virginia, and assume initial investment of $100 on December 31, 2000, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

     Certain of the directors, nominees, principal shareholders and officers (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons was approximately $12,857,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange
Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2005. Based upon a review of such reports and representations from the Company's directors and executive officers, the Company believes that all such reports were filed on a timely basis in 2005.

AUDIT COMMITTEE REPORT

     Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditor, which for the fiscal year 2005 was Elliott Davis, PLLC ("Elliott Davis") is responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company's control over financial reporting. The Company's Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

     On July 26, 2005, the Company's Audit Committee dismissed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm as reported on a Form 8-K filed with the SEC on August 1, 2005. The decision to dismiss KPMG was considered and approved by the Audit Committee. On July 26, 2005, the Company's Audit Committee appointed Elliott Davis, PLLC as the Company's independent registered public accounting firm for the 2005 fiscal year. The decision to replace KPMG with Elliot Davis was not the result of a disagreement with KPMG about the Company's financial statements.

     KPMG's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with the audits of the fiscal years ended December 31, 2004 and 2003, and the subsequent interim periods through June 30, 2005. During the fiscal years ended December 31, 2004 and 2003 and subsequent interim periods through June 30, 2005, the Company believes that there were no "reportable events," as that term is described in Item 304
(a)(1)(v) of Regulation S-K.

     The Company did not consult with Elliott Davis during the fiscal years ended December 31, 2004 and 2003 or during any subsequent interim period from December 31, 2004 through and including August 1, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     The Audit Committee has reviewed and discussed with management and Elliott Davis the audited financial statements as of and for the year ended December 31, 2005. The Audit Committee has discussed with Elliott Davis the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Elliott Davis the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether Elliott Davis' provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by Elliott Davis in the following categories and amounts:


                                                         2005
                                                     -----------
                 Audit Fees                          $   259,300
                 Audit-Related Fees                       13,500
                 Tax Fees                                     --
                 All Other Fees                               --
                                                     -----------
                      Total Fees                     $   272,800
                                                     ===========

     In 2005, audit fees included fees for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of the interim consolidated financial statements and an additional internal control attestation. Audit-related fees consisted of audits of the financial statements of two employee benefit plans. Elliott Davis did not perform any services related to tax compliance or tax consulting for the year ended December 31, 2005. All services performed by Elliott Davis in 2005 were pre-approved by the Audit Committee.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations.

     The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter was amended and restated in February 2004 and was included as an exhibit to the 2004 Proxy Statement.


     RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
      OF THE BOARD OF DIRECTORS:

Jack D. Briggs                            Thomas F. Phillips
H. David Bruton                           Virginia C. Thomasson
David L. Burns, Chairman                  Dennis A. Wicker
Mary Clara Capel                          John C. Willis


     The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The Board of Directors recommends that shareholders vote "FOR" the proposal to elect the 18 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 18 nominees listed above.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

     Your directors and management recommend that the shareholders ratify the appointment of Elliott Davis, PLLC to serve as the independent auditors for the Company for the year ending December 31, 2006. Elliott Davis, PLLC has audited the Company's consolidated financial statements for the year ended December 31, 2005. If the appointment of Elliott Davis, PLLC is not ratified by the shareholders, the Board of Directors will reconsider the appointment of auditors for the current fiscal year.

     Representatives of Elliott Davis, PLLC are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.


     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

                     SHAREHOLDERS PROPOSALS FOR 2007 MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's 2007 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2007 annual meeting, they must be received by the Company no later than November 28, 2006. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

     The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the shareholders' meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company's address noted above.


                          DELIVERY OF PROXY STATEMENTS

      As permitted by the Securities and Exchange Act of 1934, as amended, only one copy of the proxy statement and annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.

     The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508, or by calling 1-800-548-9377 and asking to speak to Anna Hollers.

      Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact the Company as noted above to request that only a single copy of the proxy statement and annual report be mailed in the future.


                                  OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.



                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                       -----------------------------------

March 28, 2006

               Directions to the James H. Garner Conference Center
                       Location of the 2006 First Bancorp
                          Annual Shareholders' Meeting
                        Wednesday, May 3, 2006 - 3:00 PM





                                      [MAP]

                                 REVOCABLE PROXY
                                  First Bancorp

                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 10, 2006, at the annual meeting of shareholders to be held on May 3, 2006, or any adjournment or adjournments thereof.


   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
                            INTERNET OR BY TELEPHONE.


       (Continued, and to be marked, dated and signed, on the other side)

                              ^ FOLD AND DETACH HERE ^
--------------------------------------------------------------------------------

                  FIRST BANCORP -- ANNUAL MEETING, MAY 3, 2006


                             YOUR VOTE IS IMPORTANT!


                       You can vote in one of three ways:

1. Call toll free 1-866-287-9707 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

                                       or

2. Via the Internet at https://www.proxyvotenow.com/fbnc and follow the instructions.

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                 PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                 Revocable Proxy
                                  First Bancorp

                         Annual Meeting of Shareholders
                                   May 3, 2006

                                    Please mark as indicated in this example [X]

                                                              Withhold  For All
                                                         For     All     Except
1.  PROPOSAL to elect  eighteen  (18)  nominees to the   [_]     [_]       [_]
    board of  directors to serve until the 2007 Annual
    Meeting of Shareholders, or until their successors are elected and qualified.

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   Nominees:

 (01) Jack D. Briggs        (07) Goldie H. Wallace-Gainey  (13) Edward T. Taws, Jr.
 (02) R. Walton Brown       (08) James H. Garner           (14) Frederick L. Taylor II
 (03) H. David Bruton, M.D. (09) James G. Hudson, Jr.      (15) Virginia C. Thomasson
 (04) David L. Burns        (10) Jerry L. Ochetree         (16) A. Jordan Washburn
 (05) John F. Burns         (11) George R. Perkins, Jr.    (17) Dennis A. Wicker
 (06) Mary Clara Capel      (12) Thomas F. Phillips        (18) John C. Willis

                                                         For   Against   Abstain
2.  PROPOSAL  to ratify  the  appointment  of  Elliott   [_]     [_]       [_]
    Davis, PLLC, as the independent auditors of the Company for the current fiscal year.

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" all the nominees in Proposal 1 and "FOR" Proposal 2. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

Please check box if you plan to attend the May 3, 2006 annual meeting.      [_]

Mark here for address change and note change                                [_]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian, or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.


                                                        ------------------------
         Please be sure to date and sign                | Date                 |
     this instruction card in the box below.            |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------sign above----------------------------------------------------------
--------------------------------------------------------------------------------
 *** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
                     PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------
               ^ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ^

                            PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.  By Mail; or
2.  By Telephone (using a Touch-Tone Phone); or
3.  By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 3, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

                                Vote by Telephone
             Call Toll-Free on a Touch-Tone Phone anytime prior to
                              3 a.m., May 3, 2006:

                                 1-866-287-9707

                                Vote by Internet
                                anytime prior to
                            3 a.m., May 3, 2006 go to
                        https://www.proxyvotenow.com/fbnc

  Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.


                             Your vote is important!